Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2014 RESULTS

➢	3Q14 Reported EPS (including discontinued operations) of $0.68

➢ Adjusted EPS (non-GAAP, continuing operations) of $0.77

➢	3Q14 Net sales grew approximately 4 percent to $1.56 billion

➢ Net sales up approximately 3 percent on organic basis

➢	Returned $341 million of cash to shareholders through the third quarter, including the repurchase of 5 million shares for $247 million

➢	Expecting adjusted EPS (non-GAAP, continuing operations) to grow 12 percent to 14 percent in 2014

GLENDALE, Calif., October 24, 2014 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended September 27, 2014.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“Third quarter EPS was in line with our expectations, despite a modest decline in sales in Retail Branding and Information Solutions, and higher-than-expected transition costs associated with the consolidation of Pressure-sensitive Materials operations in Europe,” said Dean Scarborough, Avery Dennison chairman, president and CEO.

“We expect to deliver improved operational performance in the fourth quarter, with a reduction in the transition costs impacting PSM,” said Scarborough.  “However, given recent top-line trends and headwinds from currency, we have modestly lowered our guidance for full-year adjusted earnings per share growth to approximately 13 percent. Meanwhile, we continue to execute our disciplined capital allocation strategy, reflected in the increased level of share repurchase during the past quarter.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2014 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Third Quarter 2014 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year.  Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•      PSM segment sales increased approximately 5 percent.  Within the segment, Label and Packaging Materials sales increased mid-single digits.  Combined sales for Graphics, Reflective, and Performance Tapes also increased mid-single digits.

•      Operating margin declined 10 basis points to 10.1 percent as the net impact of raw material input costs and pricing, transition costs in Europe, and country and product mix roughly offset the benefit of higher volume and productivity.  Wage inflation was largely offset by lower incentive compensation.  Adjusted operating margin declined 20 basis points.

Retail Branding and Information Solutions (RBIS)

•      RBIS segment sales were down approximately 2 percent, reflecting softer demand from U.S.-based apparel retailers and brands.

•      Operating margin improved 220 basis points to 5.4 percent as the benefit of productivity, lower restructuring costs, and lower incentive compensation more than offset the impact of wage inflation and lower volume.  Adjusted operating margin improved 80 basis points.

Other

Share Repurchases

The company repurchased 5 million shares in the first three quarters of 2014 at an aggregate cost of $247 million.

Discontinued Operations

On July 1, 2013, the company completed the sale of its OCP and DES businesses.

Income Taxes

The effective tax rates for the third quarter and year-to-date were 36 percent and 32 percent, respectively.  The adjusted tax rate for both the third quarter and year-to-date was 33 percent.

Cost Reduction Actions

In the third quarter, the company realized approximately $7 million in savings from restructuring, net of transition costs and incurred restructuring costs of approximately $7 million. The company expects to incur cash restructuring costs of approximately $55 million in 2014.

Outlook

In its supplemental presentation materials, “Third Quarter 2014 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2014 financial results.  Based on the factors listed and other assumptions, the company expects 2014 earnings per share from continuing operations of $2.60 to $2.65.

Excluding an estimated $0.40 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $3.00 to $3.05.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and 26,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.1 billion in 2013.  Learn more at www.averydennison.com.

#   #   #

“SafeHarbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance, and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2013 Form 10-K, filed on February 26, 2014 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	3Q	3Q	% Change vs. P/Y
	2014	2013	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,157.0	$1,094.0	6%	5%
Retail Branding and Information Solutions	383.9	391.4	-2%	-2%
Vancive Medical Technologies	18.7	19.5	-4%	-5%
Total net sales	$1,559.6	$1,504.9	4%	3%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	3Q	3Q		% of Sales		3Q	3Q		% of Sales
	2014	2013	% Change	2014	2013	2014	2013	% Change	2014	2013
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$116.6	$111.7		10.1%	10.2%	$118.7	$115.1		10.3%	10.5%
Retail Branding and Information Solutions	20.6	12.5		5.4%	3.2%	25.8	23.0		6.7%	5.9%
Vancive Medical Technologies	(2.9)	(0.7)		-15.5%	-3.6%	(2.8)	(0.6)		-15.0%	-3.1%
Corporate expense	(17.7)	(32.7)				(17.3)	(21.0)
Total operating income before interest and taxes / operating margin	$116.6	$90.8	28%	7.5%	6.0%	$124.4	$116.5	7%	8.0%	7.7%

Interest expense	$15.4	$16.0				$15.4	$16.0

Income from continuing operations before taxes	$101.2	$74.8	35%	6.5%	5.0%	$109.0	$100.5	8%	7.0%	6.7%

Provision for income taxes	$36.2	$12.8				$36.0	$31.5

Income from continuing operations	$65.0	$62.0	5%	4.2%	4.1%	$73.0	$69.0	6%	4.7%	4.6%

Loss from discontinued operations, net of tax	($0.7)	($15.5)	n/m

Net income	$64.3	$46.5	38%	4.1%	3.1%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.68	$0.62	10%			$0.77	$0.69	12%

Discontinued operations	---	($0.15)	n/m

Total Company	$0.68	$0.47	45%

						2014	2013

3Q Free Cash Flow from Continuing Operations (c)						$152.9	$58.1
YTD Free Cash Flow from Continuing Operations (c)						$82.1	$105.2

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 27, 2014	Sep. 28, 2013	Sep. 27, 2014	Sep. 28, 2013

Net sales	$1,559.6	$1,504.9	$4,725.5	$4,556.1

Cost of products sold	1,158.9	1,102.7	3,489.4	3,334.7

Gross profit	400.7	402.2	1,236.1	1,221.4

Marketing, general & administrative expense	276.3	285.7	870.0	880.1

Interest expense	15.4	16.0	46.4	43.0

Other expense, net (1)	7.8	25.7	53.6	32.9

Income from continuing operations before taxes	101.2	74.8	266.1	265.4

Provision for income taxes	36.2	12.8	85.1	65.8

Income from continuing operations	65.0	62.0	181.0	199.6

Loss from discontinued operations, net of tax	(0.7)	(15.5)	(3.0)	(26.5)

Net income	$64.3	$46.5	$178.0	$173.1

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.68	$0.62	$1.87	$1.98

Discontinued operations	---	(0.15)	(0.03)	(0.26)

Net income per common share, assuming dilution	$0.68	$0.47	$1.84	$1.72

Average common shares outstanding, assuming dilution	95.2	99.6	96.6	100.7

(1)

“Other expense, net” for the third quarter of 2014 includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.6, and indefinite-lived intangible asset impairment charge of $3, partially offset by gain on sale of assets of $1.9.

“Other expense, net” for the third quarter of 2013 includes severance and related costs of $8.7, asset impairment, lease and other contract cancellation charges of $8, charitable contribution to Avery Dennison Foundation of $10, and certain transaction costs of $1.1, partially offset by gain from curtailment of pension obligation of $1.6, and gain on sale of assets of $.5.

“Other expense, net” 2014 YTD includes severance and related costs of $48, asset impairment and lease cancellation charges of $4.5, indefinite-lived intangible asset impairment charge of $3, and loss from curtailment of pension obligation of $.6, partially offset by gains on sales of assets of $2.5.

“Other expense, net” 2013 YTD includes severance and related costs of $20.9, asset impairment, lease and other contract cancellation charges of $11.7, charitable contribution to Avery Dennison Foundation of $10, legal settlement of $2.5, and certain transaction costs of $2.1, partially offset by gains on sales of assets of $12.7, and gain from curtailment of pension obligation of $1.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 27, 2014	Sep. 28, 2013	Sep. 27, 2014	Sep. 28, 2013
Reconciliation of Operating Margins:
Net sales	$1,559.6	$1,504.9	$4,725.5	$4,556.1
Income from continuing operations before taxes	$101.2	$74.8	$266.1	$265.4
Income from continuing operations before taxes as a percentage of sales	6.5%	5.0%	5.6%	5.8%
Adjustment: Interest expense	$15.4	$16.0	$46.4	$43.0
Operating income from continuing operations before interest expense and taxes	$116.6	$90.8	$312.5	$308.4
Operating Margins	7.5%	6.0%	6.6%	6.8%

Income from continuing operations before taxes	$101.2	$74.8	$266.1	$265.4
Adjustments:
Restructuring costs:
Severance and related costs	5.1	8.7	48.0	20.9
Asset impairment, lease and other contract cancellation charges	1.6	8.0	4.5	11.7
Other items (1)	1.1	9.0	1.1	0.3
Interest expense	15.4	16.0	46.4	43.0
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$124.4	$116.5	$366.1	$341.3
Adjusted Operating Margins (non-GAAP)	8.0%	7.7%	7.7%	7.5%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:
As reported income from continuing operations	$65.0	$62.0	$181.0	$199.6
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	8.0	7.0	33.2	0.9
Adjusted Non-GAAP Income from Continuing Operations	$73.0	$69.0	$214.2	$200.5

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 27, 2014	Sep. 28, 2013	Sep. 27, 2014	Sep. 28, 2013

Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:
As reported income per common share from continuing operations, assuming dilution	$0.68	$0.62	$1.87	$1.98
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.09	0.07	0.35	0.01
Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.77	$0.69	$2.22	$1.99

Average common shares outstanding, assuming dilution	95.2	99.6	96.6	100.7

(1)                Includes indefinite-lived intangible asset impairment charge, loss from curtailment of pension obligation, charitable contribution to Avery Dennison Foundation, legal settlement, certain transaction costs, gains on sales of assets, and gain from curtailment of pension obligation.

(2)                Reflects the impact of the adjusted tax rate applied to results from continuing operations, as well as restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 27, 2014	Sep. 28, 2013	Sep. 27, 2014	Sep. 28, 2013

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$190.4	$49.0	$200.2	$95.7

Purchases of property, plant and equipment	(33.3)	(29.2)	(100.8)	(79.1)

Purchases of software and other deferred charges	(7.6)	(10.0)	(22.0)	(34.6)

Proceeds from sales of property, plant and equipment	3.5	5.0	4.1	30.8

(Purchases) sales of investments, net	(0.1)	0.5	---	0.6

Plus: charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures	---	10.0	---	10.0

Plus: divestiture-related payments and free cash outflow from discontinued operations	---	32.8	0.6	81.8

Free Cash Flow - Continuing Operations	$152.9	$58.1	$82.1	$105.2

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2014	2013	2014 (1)	2013 (2)	2014	2013

Pressure-sensitive Materials	$1,157.0	$1,094.0	$116.6	$111.7	10.1%	10.2%
Retail Branding and Information Solutions	383.9	391.4	20.6	12.5	5.4%	3.2%
Vancive Medical Technologies	18.7	19.5	(2.9)	(0.7)	(15.5%)	(3.6%)
Corporate Expense	N/A	N/A	(17.7)	(32.7)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,559.6	$1,504.9	$116.6	$90.8	7.5%	6.0%

(1) Operating income for the third quarter of 2014 includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.6, and indefinite-lived intangible asset impairment charge of $3, partially offset by gain on sale of assets of $1.9. Of the total $7.8, the Pressure-sensitive Materials segment recorded $2.1, the Retail Branding and Information Solutions segment recorded $5.2, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $.4.

(2) Operating income for the third quarter of 2013 includes severance and related costs of $8.7, asset impairment, lease and other contract cancellation charges of $8, charitable contribution to Avery Dennison Foundation of $10, and certain transaction costs of $1.1, partially offset by gain from curtailment of pension obligation of $1.6, and gain on sale of assets of $.5. Of the total $25.7, the Pressure-sensitive Materials segment recorded $3.4, the Retail Branding and Information Solutions segment recorded $10.5, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $11.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2014	2013	2014	2013
Pressure-sensitive Materials
Operating income and margins, as reported	$116.6	$111.7	10.1%	10.2%
Adjustments:
Restructuring costs:
Severance and related costs	2.1	1.3	0.2%	0.1%
Asset impairment and other contract cancellation charges	---	2.1	---	0.2%
Adjusted operating income and margins (non-GAAP)	$118.7	$115.1	10.3%	10.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$20.6	$12.5	5.4%	3.2%
Adjustments:
Restructuring costs:
Severance and related costs	2.5	7.4	0.6%	1.9%
Asset impairment, lease and other contract cancellation charges	1.6	5.2	0.4%	1.3%
Indefinite-lived intangible asset impairment charge	3.0	---	0.8%	---
Gain on sales of assets	(1.9)	(0.5)	(0.5%)	(0.1%)
Gain from curtailment of pension obligation	---	(1.6)	---	(0.4%)
Adjusted operating income and margins (non-GAAP)	$25.8	$23.0	6.7%	5.9%

Vancive Medical Technologies
Operating loss and margins, as reported	$(2.9)	$(0.7)	(15.5%)	(3.6%)
Adjustments:
Restructuring costs:
Severance and related costs	0.1	---	0.5%	---
Asset impairment charges	---	0.1	---	0.5%
Adjusted operating loss and margins (non-GAAP)	$(2.8)	$(0.6)	(15.0%)	(3.1%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2014	2013	2014 (1)	2013 (2)	2014	2013

Pressure-sensitive Materials	$3,481.4	$3,305.9	$315.1	$334.1	9.1%	10.1%
Retail Branding and Information Solutions	1,186.0	1,193.7	65.5	50.7	5.5%	4.2%
Vancive Medical Technologies	58.1	56.5	(7.2)	(6.2)	(12.4%)	(11.0%)
Corporate Expense	N/A	N/A	(60.9)	(70.2)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,725.5	$4,556.1	$312.5	$308.4	6.6%	6.8%

(1) Operating income for 2014 includes severance and related costs of $48, asset impairment and lease cancellation charges of $4.5, indefinite-lived intangible asset impairment charge of $3, and loss from curtailment of pension obligation of $.6, partially offset by gains on sales of assets of $2.5. Of the total $53.6, the Pressure-sensitive Materials segment recorded $36.3, the Retail Branding and Information Solutions segment recorded $16.8, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $.4.

(2) Operating income for 2013 includes severance and related costs of $20.9, asset impairment, lease and other contract cancellation charges of $11.7, charitable contribution to Avery Dennison Foundation of $10, legal settlement of $2.5, and certain transaction costs of $2.1, partially offset by gains on sales of assets of $12.7, and gain from curtailment of pension obligation of $1.6. Of the total $32.9, the Pressure-sensitive Materials segment recorded $8.7, the Retail Branding and Information Solutions segment recorded $19.5, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $4.6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2014	2013	2014	2013
Pressure-sensitive Materials
Operating income and margins, as reported	$315.1	$334.1	9.1%	10.1%
Adjustments:
Restructuring costs:
Severance and related costs	34.9	5.4	1.0%	0.2%
Asset impairment and other contract cancellation charges	0.8	3.3	---	0.1%
Loss from curtailment of pension obligation	0.6	---	---	---
Adjusted operating income and margins (non-GAAP)	$351.4	$342.8	10.1%	10.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$65.5	$50.7	5.5%	4.2%
Adjustments:
Restructuring costs:
Severance and related costs	12.6	15.2	1.1%	1.3%
Asset impairment, lease and other contract cancellation charges	3.7	7.7	0.3%	0.7%
Indefinite-lived intangible asset impairment charge	3.0	---	0.2%	---
Gain on sales of assets	(2.5)	(1.8)	(0.2%)	(0.2%)
Gain from curtailment of pension obligation	---	(1.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$82.3	$70.2	6.9%	5.9%

Vancive Medical Technologies
Operating loss and margins, as reported	$(7.2)	$(6.2)	(12.4%)	(11.0%)
Adjustments:
Restructuring costs:
Severance and related costs	0.1	---	0.2%	---
Asset impairment charges	---	0.1	---	0.2%
Adjusted operating loss and margins (non-GAAP)	$(7.1)	$(6.1)	(12.2%)	(10.8%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Sep. 27, 2014	Sep. 28, 2013

Current assets:
Cash and cash equivalents	$195.6	$309.6
Trade accounts receivable, net	1,087.6	1,055.5
Inventories, net	547.2	531.3
Assets held for sale	0.9	6.3
Other current assets	238.5	262.2

Total current assets	2,069.8	2,164.9

Property, plant and equipment, net	884.1	912.6
Goodwill	742.0	754.5
Other intangibles resulting from business acquisitions, net	73.9	103.0
Non-current deferred income taxes	238.8	322.8
Other assets	484.9	475.0

	$4,493.5	$4,732.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$167.1	$114.8
Accounts payable	867.0	833.4
Other current liabilities	598.8	625.2

Total current liabilities	1,632.9	1,573.4

Long-term debt and capital leases	945.1	950.9
Other long-term liabilities	608.7	634.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	818.6	804.8
Retained earnings	2,096.2	1,993.6
Treasury stock at cost	(1,378.5)	(1,121.0)
Accumulated other comprehensive loss	(353.6)	(227.6)

Total shareholders’ equity	1,306.8	1,573.9

	$4,493.5	$4,732.8

-more-

AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Sep. 27, 2014	Sep. 28, 2013

Operating Activities:
Net income	$178.0	$173.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	99.0	104.9
Amortization	49.5	50.8
Provision for doubtful accounts and sales returns	14.8	14.1
Loss (gain) on sale of businesses	3.0	(52.2)
Indefinite-lived intangible asset impairment charge	3.0	---
Net losses (gains) from asset impairments and sales/disposals of assets	3.3	(5.6)
Stock-based compensation	22.1	25.4
Other non-cash expense and loss	32.1	40.2
Other non-cash income and gain	---	(12.9)
Changes in assets and liabilities and other adjustments	(204.6)	(242.1)
Net cash provided by operating activities	200.2	95.7
Investing Activities:
Purchases of property, plant and equipment	(100.8)	(79.1)
Purchases of software and other deferred charges	(22.0)	(34.6)
Proceeds from sales of property, plant and equipment	4.1	30.8
Sales of investments, net	---	0.6
Proceeds from sale of businesses, net of cash provided	---	484.0
Other	---	0.8
Net cash (used in) provided by investing activities	(118.7)	402.5
Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	86.3	(398.3)
Additional borrowings (maturities longer than 90 days)	---	250.0
Payments of debt (maturities longer than 90 days)	(1.1)	(1.4)
Dividends paid	(93.4)	(84.1)
Share repurchases	(247.3)	(223.8)
Proceeds from exercises of stock options, net	22.6	40.2
Other	(2.4)	(8.7)
Net cash used in financing activities	(235.3)	(426.1)
Effect of foreign currency translation on cash balances	(2.2)	2.1
(Decrease) increase in cash and cash equivalents	(156.0)	74.2
Cash and cash equivalents, beginning of year	351.6	235.4
Cash and cash equivalents, end of period	$195.6	$309.6

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